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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


    DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)       DECEMBER 19, 2002
                                                         -------------------


                          DATA SYSTEMS & SOFTWARE INC.
--------------------------------------------------------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)





         Delaware                   0-19771                22-2786081
         --------                   -------                ----------
(State or Other Jurisdiction (Commission file Number)     (IRS Employer
     of Incorporation)                                  Identification No.)



          200 Route 17, Mahwah, New Jersey          07430
      -------------------------------------------------------
     (Address of Principal Executive Offices)     (Zip Code)



        Registrant's telephone number, including area code (201) 529-2026
                                                           --------------

================================================================================

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Item 5.     Other Events and Regulation FD Disclosure.
            -----------------------------------------

     On December 19, 2002, we received a Nasdaq Staff Determination notifying us that we are not in compliance with the minimum stockholders' equity requirement of $10 million for continued listing, as set forth in Marketplace Rule 4450(a)(3), and that our common stock is, therefore, subject to delisting from the Nasdaq National Market. On December 20, 2002, we requested a hearing before the Nasdaq Listing Qualifications Panel to review the Staff Determination. According to Nasdaq procedures, the hearing date will be set, to the extent practicable, within 45 days of the request, and DSSI will continue to trade on the Nasdaq National Market pending the Panel's decision.

     We currently meet all the requirements for listing on The Nasdaq SmallCap Market and would transfer our listing to The Nasdaq SmallCap Market if our appeal to the Panel is unsuccessful.

     There can be no assurance the Panel will grant our request for continued National Market listing or that we will be able to transfer our listing to The SmallCap Market and maintain such listing.


Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
        ------------------------------------------------------------------

     (c)  Exhibits

     Exhibit  99.1  -  Press  Release  dated  December  20,  2002.





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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  DATA SYSTEMS & SOFTWARE INC.



Date:  December 23, 2002          BY:   s/ Sheldon Krause
                                       ---------------------
                                        Sheldon Krause
                                        Secretary


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